As filed with the Securities and Exchange Commission on June 10, 1996

                                                  Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   AMNEX, INC.
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   11-2790221
                      (I.R.S. employer identification no.)

                    101 Park Avenue, New York, New York 10178
                    (Address of principal executive offices)

                             1992 STOCK OPTION PLAN
                              (Full title of plan)

                               Peter M. Izzo, Jr.
                                    President
                                   AMNEX, Inc.
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 867-0166
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                 ---------------

                  Copies of all communications and notices to:

                              Fred S. Skolnik, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                          East Meadow, New York  11554
                                 (516) 296-7000

                                 ---------------

































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                       (Cover continued on following page)













































































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                        CALCULATION OF REGISTRATION FEE

                                      Proposed       Proposed
                                      maximum        maximum
       Title of         Amount        offering      aggregate      Amount of
     shares to be       to be          price         offering     registration
      registered    registered(1)  per share (2)     price(2)         fee

    Common Shares,     750,000      $3.40625(3)   $2,554,687.50     $880.93
    (par value           shs.
     $.001 per
     share)


           (1) This Registration Statement also covers such additional number of Common Shares as may be issuable by reason of the operation of the antidilution provisions of the Plan.
           (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.
           (3) Calculated in accordance with Rule 457(h). Represents the average of the high and low trading prices of the Common Shares of AMNEX, Inc. on June 3, 1996.

     The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-58082) are incorporated herein by reference, except that Item 8 of Part II is included herein as follows:

Item 8.    Exhibits
           --------

     4         -  1992 Stock Option Plan, as amended1.
     5         -  Opinion of Certilman Balin Adler & Hyman, LLP as to the
                  legality of the Common Shares registered hereunder.
    23.1       -  Consent of Ernst & Young LLP.
    23.2       -  Consent of Certilman Balin Adler & Hyman, LLP (included in its opinion filed as Exhibit 5).
    24         -  Powers of Attorney (included in signature page forming a part hereof).



















































- --------------------

     1Denotes  document filed as  an exhibit to  the Registrant's
Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of June, 1996.

                                             AMNEX, INC.

                                             By:/s/Peter M. Izzo, Jr.
                                                ----------------------------
                                                Peter M. Izzo, Jr.
                                                President and
                                                Chief Executive Officer


                             ----------------------


                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Peter M. Izzo, Jr. and Kenneth G. Baritz his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Capacity                        Date
- ---------                          --------                        ----

                                   President, Chief
                                   Executive Officer and
                                   Director (Principal
/s/Peter M. Izzo, Jr.              Executive Officer)           June 6, 1996
- -----------------------
Peter M. Izzo, Jr.

                          Chairman of the
                          Board (Principal
/s/Kenneth G. Baritz      Financial Officer)           June 6, 1996
- -----------------------
Kenneth G. Baritz

                          Vice President - Finance,
                          Treasurer and Chief
                          Accounting Officer
                          (Principal Accounting
/s/Richard L. Stoun       Officer)                     June 6, 1996
- -----------------------
Richard L. Stoun


/s/Russell K. Burbank     Director                     June 7, 1996
- -----------------------
Russell K. Burbank


/s/Michael V. Dettmers    Director                     May 28, 1996
- -----------------------
Michael V. Dettmers